Exhibit 10.18

                      Amendment to Business Loan Agreements

                              (a) Bank of America

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                                                                        Business
Loan Agreement

This Agreement dated as of May 3, 1999 is among Bank of America National Trust and Savings Association (the "Bank"), California Water Service Group ("Borrower 1") and CWS Utility Services ("Borrower 2") (Borrower 1 and Borrower 2 are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

1.       LINE OF CREDIT AMOUNT AND TERMS

1.1      Line of Credit Amount.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrowers. The amount of the line of credit (the "Commitment") is Twenty Million and 00/1 00 Dollars ($20,000,000.00).

(b) This is a revolving line of credit providing for cash advances and letters of credit. During the availability period, the Borrowers may repay principal amounts and reborrow them.

(c) The Borrowers agree not to permit the outstanding principal balance of advances under the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 Availability Period. The line of credit is available between the date of this Agreement and April 30, 2001 (the "Expiration Date") unless any Borrower is in default.

1.3      Interest Rate.

(a) The interest rate is the Bank's Reference Rate minus 0.5 percentage points.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4      Repayment Terms.

(a) The Borrowers will pay interest on June 1, 1999, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrowers will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date. Any interest period for an optional interest rate (as described below) shall expire no later than the Expiration Date.

1.5 Optional Interest Rates. Instead of the interest rate based on the Bank's Reference Rate, the Borrowers may elect the optional interest rates listed below during interest periods agreed to by the Bank and the Borrowers. The optional interest rates shall be subject to the terms and conditions described


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later in this Agreement.  Any principal  amount bearing  interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)      Fixed Rates.

(b)      the LIBOR Rate plus 1.25 percentage points.

1.6      Letters of Credit.

(a)      This line of credit may be used for financing:

         (i) standby letters of credit with a maximum maturity of 365 days but not to extend beyond December 31, 2001. The standby letters of credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary; provided, however, that each letter of credit must include a final maturity date which will not be subject to automatic extension.
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         (ii)   The  amount of  letters  of credit  outstanding  at any one time
                (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Ten Million and 00/1 00 Dollars ($1 0,000,000.00).

(b)      Each Borrower agrees:

         (i) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

         (ii) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

         (iii) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

         (iv) to sign the Bank's form Application and Agreement for Standby Letter of Credit.

         (v) to pay any issuance and/or other fees that the Bank notifies the Borrowers will be charged for issuing and processing letters of credit for the Borrowers.

         (vi) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

2.       OPTIONAL INTEREST RATES

2.1 Optional Rates. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrowers have designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

2.2 Fixed Rate. The election of Fixed Rates shall be subject to the following terms and requirements:

(a) The "Fixed Rate" means the fixed interest rate the Bank and the Borrowers agree will apply to the Portion during the applicable interest period.

(b) The interest period during which the Fixed Rate will be in effect will be one year or less.

(c) Each Fixed Rate Portion will be for an amount not less than the following:


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         (i)      for  interest  periods  of 91 days  or  longer,  Five  Hundred
                  Thousand Dollars ($500,000).

         (ii) for interest periods of between 30 days and 90 days, One Million Dollars ($1,000,000).

         (iii) for interest periods of between 2 days and 29 days, an amount which, when multiplied by the number of days in the applicable interest period, is not less than thirty million (30,000,000) dollar-days.

         (iv) for interest periods of 1 day, Fifteen Million Dollars ($15,000,000).

(d) Each prepayment of a Fixed Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

         (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).


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2.3      LIBOR  Rate.  The  election  of LIBOR  Rates  shall be  subject  to the following terms and requirements:

(a) The interest period during which the LIBOR Rate will be in effect will be one, two or three weeks, or one, two, three, four, five, six, seven, eight, nine, ten, eleven, or twelve months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b) Each LIBOR Rate Portion will be for an amount not less than the following:

         (i) for interest periods of four months or longer, Five Hundred Thousand Dollars ($500,000).

         (ii) for interest periods of one, two or three months, One Million Dollars ($1,000,000).

         (iii) for interest periods of one, two or three weeks, an amount which, when multiplied by the number of days in the applicable interest period, is not less than thirty million (30,000,000) dollar-days.

(c) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1 /1 00 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                           LIBOR Rate = London Inter-Bank Offered Rate
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                                               (1.00 - Reserve Percentage)

         Where,

         (i) "London Inter-Bank Offered Rate" means the interest rate at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 1 1:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. A "London Banking Day" is a day on which the Bank's London Branch is open for business and dealing in offshore dollars.

         (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1 /1 00 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrowers shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon San Francisco time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

(e) The Borrowers may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds


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        (ii)   the  interest  which would have been  recoverable  by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

(g) The Bank will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

        (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

3.      EXPENSES

3.1 Expenses. The Borrowers agree to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

3.2     Reimbursement Costs.

(a) The Borrowers agree to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable aftorneys'fees, including any allocated costs of the Bank's in-house counsel.

4.      DISBURSEMENTS, PAYMENTS AND COSTS

4.1 Requests for Credit; Equal Access by all Borrowers. Any Borrower (or a person or persons authorized by any one of the Borrowers), acting alone, can borrow up to the full amount of credit provided under this Agreement. Each Borrower will be liable for all extensions of credit made under this Agreement to any other Borrower. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 Disbursements and Payments. Each disbursement by the Bank and each payment by the Borrowers will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrowers to sign one or more promissory notes.

4.3     Telephone and Telefax Authorization.

(a) The Bank may honor telephone or telefax instructions for advances or repayments given by any one of the individuals authorized to sign loan agreements on behalf of each Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from Borrower l's account number 14878-03863, or such other accounts with the Bank as designated in writing by the Borrowers.

(c) The Borrowers indemnify and excuse the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions the Bank reasonably believes are made by any individual authorized by the Borrowers to give such instructions. This indemnity and excuse will survive this Agreement's termination.


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4.4      Direct Debit.

(a) The Borrowers agree that interest and any fees will be deducted automatically on the due date from Borrower `s account number 14878-03863, or such other of the Borrowers' accounts with the Bank as designated in writing by the Borrowers.

(b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

(c) The Borrowers will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

4.5 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

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4.6      Taxes.  If any payments to the Bank under this  Agreement are made from outside the United States, the Borrowers will not deduct any foreign taxes from any payments they make to the Bank. If any such taxes are imposed on any payments made by the Borrowers (including payments under this paragraph), the Borrowers will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrowers will confirm that they have paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

4.7 Additional Costs. The Borrowers will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)      any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

4.8 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.9 Default Rate. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 2 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

4.10 Interest Compounding. At the Bank's sole option in each instance, any interest, fees or costs which are not paid when due under this Agreement shall bear interest from the due date at the Bank's Reference Rate minus 0.05 percentage points. This may result in compounding of interest.

5.       CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrowers under this
Agreement:

5.1 Authorizations. Evidence that the execution, delivery and performance by each Borrower and each guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2      Governing   Documents.   A  copy  of  each   Borrower's   articles   of
incorporation.


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5.3      Other Items.  Any other items that the Bank reasonably requires.

6.       REPRESENTATIONS AND WARRANTIES

When the Borrowers sign this Agreement, and until the Bank is repaid in full, each Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

6.1 Organization of Borrowers. Each Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within each Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of each Borrower, enforceable against each Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 Good Standing. In each state in which each Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which any Borrower is bound.

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6.6      Financial  Information.  All financial and other  information  that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrowers' (and any guarantor's) financial condition, including all material contingent liabilities.

(b)      in compliance with all government regulations that apply.

6.7 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrowers or any one of them which, if lost, would impair the Borrowers' or any Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

6.8 Permits, Franchises. Each Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.9 Other Obligations. No Borrower is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.10 Income Tax Matters. No Borrower has any knowledge of any pending assessments or adjustments of its income tax for any year.

6.11 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.12 Location of Borrowers. Each Borrower's place of business (or, if any Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrowers' signature on this Agreement.


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6.13     Year 2000  Compliance.  Each  Borrower  has  conducted a  comprehensive review and assessment of its systems and equipment applications and made inquiry of such Borrower's key suppliers, vendors and customers with respect to the loyear 2000 problem" (that is, the inability of computers, as well as embedded
microchips  in  non-computing   devices,  to  properly  perform   date-sensitive
functions with respect to certain dates prior to and after December 31, 1999). Based on that review and inquiry, none of the Borrowers believes the year 2000 problem, including costs of remediation, will result in a material adverse
change  in  its  business  condition   (financial  or  otherwise),   operations,
properties or prospects, or ability to repay the credit. Each Borrower has developed adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

7.       COVENANTS

The Borrowers agree, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 Use of Proceeds. To use the proceeds of the credit only for short term operating capital, bridge financing for capital expenditures and issuing standby letters of credit.

7.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a) Within 90 days of Borrower 1's fiscal year end, Borrower 1's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b) Within 60 days of the period's end, Borrower 1's quarterly financial statements including supplemental schedules. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated and consolidating basis.

(c) Within 90 days of its fiscal year end, copies of Borrower 1's Form 1O-K Annual Report and Form 8-K Current Report (if applicable).

(d) Within 60 days of the period's end, copies of Borrower 1's Form 10-Q Quarterly Report and Form 8-K Current Report.

(e) Within 90 days of its fiscal year end, Borrower 2's annual financial statements. These financial statements may be company prepared.
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(f)      Within 60 days of the period's end,  Borrower 2's  quarterly  financial statements. These financial statements may be company prepared.

(g)      By April 30 of each year, Borrower 2's narrative business plan.

(h) Within 90 days of the Borrower's fiscal year end, California Water Company's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank.

(i) Within 60 days of the period's end, California Water Company's quarterly financial statements. These financial statements may be Borrower prepared.

7.3 Other Debts. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others, without the Bank's written consent, which will not be unreasonably withheld, This does not prohibit:

(a)      Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.


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(d)      Liabilities  in  existence on the date of this  Agreement  disclosed in writing to the Bank.

(e)      First  mortgage   bonds  and/or   unsecured   senior  notes   currently
         outstanding or subsequently issued.

7.4 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property any Borrower now or later owns, except:

(a)      Deeds of trust and security agreements in favor of the Bank.

(b)      Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d)      Liens  securing  first   mortgage   bonds   currently   outstanding  or
         subsequently issued.

7.5 Out of Debt Period. To repay any advances in full, and not to draw any additional advances on the Borrowers' revolving line of credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and December 31, 1999, and each subsequent one-year period (if any). For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

7.6      Notices to Bank.  To promptly notify the Bank in writing of:

(a) any lawsuit over One Million Dollars ($1,000,000) against any one or more of the Borrowers (or any guarantor).

(b) any substantial dispute between any Borrower (or any guarantor) and any government authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in any Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in any Borrower's name, legal structure, place of business, or chief executive office if such Borrower has more than one place of business.

7.7      Books and Records.  To maintain adequate books and records.

7.8 Audits. To allow the Bank and its agents to inspect the Borrowers' properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrowers' properties, books or records are in the possession of a third party, the Borrowers authorize that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.9 Compliance with Laws. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over each Borrower's business.

--------------------------------------------------------------------------------
7.10     Preservation   of  Rights.   To  maintain   and  preserve  all  rights,
privileges, and franchises each Borrower now has.

7.11     Maintenance  of  Properties.   To  make  any  repairs,   renewals,   or
replacements to keep each Borrower's properties in good working condition.

7.12 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

7.13 General Business Insurance. To maintain insurance as is usual for the business the Borrowers are in.

7.14 Additional Negative Covenants. Not to, without the Bank's written consent, which will not be unreasonably withheld:

(a) engage in any business activities substantially different from the Borrowers' or any Borrower's present business.

(b)      liquidate or dissolve the Borrowers' or any Borrower's business.

(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

(d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(f) enter into any sale and leaseback agreement covering the Borrowers' or any Borrower's fixed assets.

(g) acquire or purchase a business or its assets for a consideration, including assumption of direct or contingent debt, where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

(h) with respect to Borrower 1, not to enter into any agreement that would restrict California Water Service Company's ability to declare and pay dividends to Borrower 1.

8.       DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrowers in default, stop making any additional credit available to the Borrowers, and require the Borrowers to repay their entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to any Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 Failure to Pay. Any Borrower fails to make a payment under this Agreement when due.

8.2 False Information. Any Borrower (or any guarantor) has given the Bank false or misleading information or representations.

8.3 Bankruptcy. Any Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against any Borrower (or any guarantor) or any Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

8.4 Receivers. A receiver or similar official is appointed for any Borrower's (or any guarantor's) business, or the business is terminated.

8.5 Lawsuits. Any lawsuit or lawsuits are filed against any one or more of the Borrowers (or any guarantor) in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

8.6 Judgments. Any judgments or arbitration awards are entered against any one or more of the Borrowers (or any guarantor), or any one or more of the Borrowers (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

8.7 Government Action. Any government authority takes action that the Bank believes materially adversely affects any Borrower's (or any guarantor's) financial condition or ability to repay.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8.8 Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in any Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.9 Cross-default. Any default occurs under any agreement in connection with any credit any Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has guaranteed, if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.

8.10 Default under Related Documents. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

8.11 Other Bank Agreements. Any Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement any Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

8.12 Other Breach Under Agreement. Any Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by any Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to any Borrower or the Bank.

9.       ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

9.2      California Law.  This Agreement is governed by California law.

9.3 Successors and Assigns. This Agreement is binding on the Borrowers'and the Bank's successors and assignees. The Borrowers agree that they may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrowers with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrowers.

9.4      Arbitration.

(a) This paragraph concerns the resolution of any controversies or claims between any one or more of the Borrowers and the Bank, including but not limited to those that arise from:

(i) This Agreement (including any renewals, extensions or modifications of this Agreement);

(ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

(iii)    Any violation of this Agreement; or

(iv) Any claims for damages resulting from any business conducted between any one or more of the Borrowers and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of any Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c)      Arbitration   proceedings   will  be   administered   by  the  American
         Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute. The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

--------------------------------------------------------------------------------
(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrowers and the Bank must consent to submission of the claim or controversy to arbitration. If all parties do not consent to arbitration, the controversy or claim will be settled as follows:

(i) The Borrowers and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

(ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

(iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

(iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h) This provision does not limit the right of the Borrowers or the Bank to:

         (i)      exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                  (A)      an interim remedy; and/or

                  (B)      additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrowers or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrowers and the Bank to seek resolution through arbitration.

(o) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

9.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6 Administration Costs. The Borrowers shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

9.7 Attorneys' Fees. The Borrowers shall reimburse the Bank for any reasonable costs and attorneys'fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against any of the Borrowers under the Bankruptcy Code (Title 1 1, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

9.8     Joint and Several Liability.

(a) Each Borrower agrees that it is jointly and severally liable to the Bank for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrower(s). The Bank may bring an action against any Borrower, whether an action is brought against the other Borrower(s).

(b) Each Borrower agrees that any release which may be given by the Bank to the other Borrower(s) or any guarantor will not release such Borrower from its obligations under this Agreement.

--------------------------------------------------------------------------------
(c) Each Borrower waives any right to assert against the Bank any defense, setoff, counterclaim, or claims which such Borrower may have against the other Borrower(s) or any other party liable to the Bank for the obligations of the Borrowers under this Agreement.

(d) Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrower(s) and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require the Bank to disclose to such Borrower any information which the Bank may now or hereafter acquire concerning the financial condition of the other Borrower(s).

(e) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.

        The Borrowers represent and warrant to the Bank that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. The Borrowers agree that the Bank will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

(g) Until all obligations of the Borrowers to the Bank under this Agreement have been paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 1 1, United States Code) or any successor statute, which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement. Each Borrower waives any right to enforce any remedy which the Bank now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Bank.

9.9 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrowers concerning this credit;

(b) replace any prior oral or written agreements between the Bank and the Borrowers concerning this credit; and

(c) are intended by the Bank and the Borrowers as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.10 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrowers may specify from time to time in writing.

9.11 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.12 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and bythe different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

9.13 Prior Agreement Superseded. This Agreement supersedes the Business Loan Agreement entered into as of March 16, 1998 between the Bank and the Borrowers, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

--------------------------------------------------------------------------------

This Agreement is executed as of the date stated at the top of the first page.
Bank of America                                               California Water Service Group
National Trust and Savings Association

                                                              By: Gerald F. Feeney, Vice President,
By: Jeffrey Perkins, Vice President                           C.F.O. and Treasurer

Address where notices to the Bank are to be sent:             Address for Notices:

San Jose Commercial Banking Office #01487                     1720 North First Street
1 01 Park Center Plaza                                        San Jose, CA 95112
San Jose, CA 95113

                                                              CWS Utility Services

                                                              By: Gerald F. Feeney, Vice President,
                                                              C.F.O. and Treasurer

                                                              Address for Notices:

                                                              1720 North First Street
                                                              San Jose, CA 95112

Bank of America

================================================================================
                                                         Business Loan Agreement

This Agreement dated as of May 3, 1999 is between Bank of America National Trust and Savings Association (the "Bank") and California Water Service Company (the "Borrower").

1.       LINE OF CREDIT AMOUNT AND TERMS

1.1      Line of Credit Amount.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Thirty Million and 00/1 00 Dollars ($30,000,000.00).

(b) This is a revolving line of credit providing for cash advances and letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 Availability Period. The line of credit is available between the date of this Agreement and April 30, 2001 (the "Expiration Date") unless the Borrower is in default.

1.3      Interest Rate.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate minus 0.5 percentage points.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4      Repayment Terms.

(a) The Borrower will pay interest on June 1, 1999, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date. Any interest period for an optional interest rate (as described below) shall expire no later than the Expiration Date.

1.5 Optional Interest Rates. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rates listed below during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)      Fixed Rates.

(b)      the LIBOR Rate plus 1.25 percentage points.

1.6      Letters of Credit.

(a)      This line of credit may be used for financing:

         (i) standby letters of credit with a maximum maturity of 365 days but not to extend beyond December 31, 2001. The standby letters of credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary; provided, however, that each letter of credit must include a final maturity date which will not be subject to automatic extension.
--------------------------------------------------------------------------------

         (ii) The amount of letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Ten Million and 00/1 00 Dollars ($1 0,000,000.00).

         (iii) The following letters of credit are outstanding from the Bank for the account of the


                  Borrower:

               Letter of Credit Number Amount 124609 $1,785,486.00

         As of the date of this Agreement, these letters of credit shall be deemed to be outstanding under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

(b)      The Borrower agrees:

         (i) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

         (ii) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

         (iii) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

         (iv) to sign the Bank's form Application and Agreement for Standby Letter of Credit.

         (v) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

         (vi) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.


2.       OPTIONAL INTEREST RATES

2.1 Optional Rates. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

2.2 Fixed Rate. The election of Fixed Rates shall be subject to the following terms and requirements:

(a) The "Fixed Rate" means the fixed interest rate the Bank and the Borrower agree will apply during the applicable interest period.

(b) The interest period during which the Fixed Rate will be in effect will be one year or less.

(c) Each Fixed Rate Portion will be for an amount not less than the following:

         (i) for interest periods of 91 days or longer, Five Hundred Thousand Dollars ($500,000).

         (ii) for interest periods of between 30 days and 90 days, One Million Dollars ($1,000,000).

         (iii) for interest periods of between 2 days and 29 days, an amount which, when multiplied by the number of days in the applicable interest period, is not less than thirty million (30,000,000) dollar-days.

         (iv) for interest periods of 1 day, Fifteen Million Dollars ($15,000,000).

(d) Each prepayment of a Fixed Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

--------------------------------------------------------------------------------
         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

         (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank for a period starting on the date on which it was prepaid and ending on the last day of' the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

2.3 LIBOR Rate. The election of LIBOR Rates shall be subject to the following terms and requirements:

(a) The interest period during which the LIBOR Rate will be in effect will be one, two or three weeks, or one, two, three, four, five, six, seven, eight, nine, ten, eleven, or twelve months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b) Each LIBOR Rate Portion will be for an amount not less than the following:

         (i) for interest periods of four months or longer, Five Hundred Thousand Dollars ($500,000).

         (ii) for interest periods of one, two or three months, One Million Dollars ($1,000,000).

         (iii) for interest periods of one, two or three weeks, an amount which, when multiplied by the number of days in the applicable interest period, is not less than thirty million (30,000,000) dollar-days.

                  The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest' period.)

                           LIBOR Rate = London Inter-Bank Offered Rate
                                        ------------------------------
                                               (1.00 - Reserve Percentage)

         Where,

         (i) "London Inter-Bank Offered Rate" means the interest rate at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. A "London Banking Day" is a day on which the Bank's London Branch is open for business and dealing in offshore dollars.

         (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1 /1 00 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon San Francisco time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

(e) The Borrower may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

         (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

         (ii)   the interest  which would have been  recoverable  by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

--------------------------------------------------------------------------------
(g) The Bank will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

         (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

        (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

3.      EXPENSES

3.1 Expenses. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

3.2      Reimbursement Costs.

(a) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

4.       DISBURSEMENTS, PAYMENTS AND COSTS

4.1 Requests for Credit. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 Disbursements and Payments. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

4.3      Telephone and Telefax Authorization.

(a) The Bank may honor telephone or telefax instructions for advances or repayments given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14872-00230, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

4.4      Direct Debit.

(a) The Borrower agrees that interest and any fees will be deducted automatically on the due date from the Borrower's account number 14872-00230, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

(c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

--------------------------------------------------------------------------------

4.5 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.6 Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

4.7 Additional Costs. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)      any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

4.8 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.9 Default Rate. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 2 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

4.10 Interest Compounding. At the Bank's sole option in each instance, any interest, fees or costs which are not paid when due under this Agreement shall bear interest from the due date at the Bank's Reference Rate minus 0.5 percentage points. This may result in compounding of interest.

5.       CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 Authorizations. Evidence that the execution, delivery and performance by the Borrower and each guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2      Governing   Documents.   A  copy   of  the   Borrower's   articles   of
incorporation.

5.3 Guaranty. A guaranty signed by California Water Service Group in the amount of Thirty Million Dollars ($30,000,000).

5.4      Other Items.  Any other items that the Bank reasonably requires.

6.       REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

6.1 Organization of Borrower. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.
--------------------------------------------------------------------------------

6.4 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 Financial Information. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition, including all material contingent liabilities.

(b)     in compliance with all government regulations that apply.

6.7 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

6.8 Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.9 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.10 Income Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

6.11 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.12 Location of Borrower. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

6.13 Year 2000 Compliance. The Borrower has conducted a comprehensive review and assessment of the Borrower's systems and equipment applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). Based on that review and inquiry, the Borrower does not believe the year 2000 problem, including costs of remediation, will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit. The Borrower has developed adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

7.       COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 Use of Proceeds. To use the proceeds of the credit only for short term operating capital, bridge financing for capital expenditures and issuing standby letters of credit.

7.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank.

(b) Within 60 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared.

(c) Within 90 days of its fiscal year end, California Water Service Group's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a CPA acceptable to the Bank. The statements shall be prepared on a consolidated basis.

--------------------------------------------------------------------------------
(f) Within 60 days of the period's end, California Water Service Group's quarterly financial statements including supplemental schedules. These financial statements may be company prepared. The statements shall be prepared on a consolidated and consolidating basis.

(e) Within 90 days of its fiscal year end, copies of California Water Service Group's Form 1 O-K Annual Report and Form 8-K Current Report (if applicable).

(f) Within 60 days of the period's end, copies of California Water Service Group's Form 10-Q Quarterly Report and Form 8-K Current Report.

(g)      Within 90 days of its fiscal  year end,  CWS Utility  Services'  annual
         financial  statements.   These  financial  statements  may  be  company
         prepared.

(h)      Within 60 days of the  period's  end, CWS Utility  Services'  quarterly
         financial  statements.   These  financial  statements  may  be  company
         prepared.

(i) By April 30 of each year, CWS Utility Services' narrative business plan.

7.3 Other Debts. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others, without the Bank's written consent, which will not be unreasonably withheld. This does not prohibit:

(a)      Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.

(d) Liabilities in existence on the date of this Agreement disclosed in writing to the Bank.

(e)      First  mortgage   bonds  and/or   unsecured   senior  notes   currently
         outstanding or subsequently issued.

7.4 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)      Deeds of trust and security agreements in favor of the Bank.

(b)      Liens for taxes not yet due. ,

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d)      Liens  securing  first   mortgage   bonds   currently   outstanding  or
         subsequently issued.

7.5 Out of Debt Period. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and December 31, 1999, and each subsequent one-year period (if any). For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

7.6      Notices to Bank.  To promptly notify the Bank in writing of:

(a) any lawsuit over One Million Dollars ($1,000,000) against the Borrower (or any guarantor).

(b) any substantial dispute between the Borrower (or any guarantor) and any government authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

7.7      Books and Records.  To maintain adequate books and records.

--------------------------------------------------------------------------------
7.8 Audits. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrowees properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.9 Compliance with Laws. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

7.10     Preservation   of  Rights.   To  maintain   and  preserve  all  rights,
privileges, and franchises the Borrower now has.

7.11     Maintenance  of  Properties.   To  make  any  repairs,   renewals,   or
replacements to keep the Borrower's properties in good working condition.

7.12 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

7.13 General Business Insurance. To maintain insurance as is usual for the business it is in.

7.14 Additional Negative Covenants. Not to, without the Bank's written consent, which will not be unreasonably withheld:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)      liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

(d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

         enter into any sale and leaseback agreement covering any of its fixed assets.

(g) acquire or purchase a business or its assets for a consideration, including assumption of direct or contingent debt, where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

7.15 Bond Rating. To maintain an investment grade bond rating on its rated securities as defined by Moody's Investors Service, Inc. and Standard & Poor's Rating Group.

8. DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

8.2 False Information. The Borrower (or any guarantor) has given the Bank false or misleading information or representations.

8.3 Bankruptcy. The Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor) or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

8.4 Receivers. A receiver or similar official is appointed for the Borrower's (or any guarantor's) business, or the business is terminated.

8.5 Lawsuits. Any lawsuit or lawsuits are filed against the Borrower (or any guarantor) in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

--------------------------------------------------------------------------------
8.6 Judgments. Any judgments or arbitration awards are entered against the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

8.7 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any guarantor's) financial condition or ability to repay.

8.8 Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.9 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has guaranteed, if the default consists of failing to make a payment when due or gives other lender the right to accelerate the obligations.

8.10 Default under Related Documents. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

8.11 Other Bank Agreements. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

8.12 Other Breach Under Agreement. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.

8.13 Guarantor's Covenant. California Water Service Group fails to comply with the following covenant:

(a) Dividends. Not to enter into any agreement which would restrict the Borrower's ability to declare and pay dividends to California Water Service Group, without the Bank's written consent.

9.      ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

9.2      California Law.  This Agreement is governed by California law.

9.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

9.4     Arbitration.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

        (i)    This   Agreement   (including   any   renewals,   extensions   or
               modifications of this Agreement);

        (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

        (iii)  Any violation of this Agreement; or

        (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United
        States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

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(c)     Arbitration proceedings will be administered by the American Arbitration
        Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve, any such dispute.

The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

         (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

         (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil ]Procedure Section 638 and the following related sections;


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

         (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

         (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)      This provision does not limit the right of the Borrower or the Bank to:

         (i)      exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                  (A)      an interim remedy; and/or

                  (B)      additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(0) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

9.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6      Administration   Costs.  The  Borrower  shall  pay  the  Bank  for  all
reasonable costs incurred by the Bank in connection with administering this Agreement.

9.7 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to
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recover costs and  reasonable  attorneys'  fees incurred in connection  with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 1 1, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

9.8 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.9 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

9.10 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.11 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

9.12 Prior Agreement Superseded. This Agreement supersedes the Business Loan Agreement entered into as of April 4, 1997, between the Bank and the Borrower, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

This Agreement is executed as of the date stated at the top of the first page.

Bank of America
National Trust and Savings Association          California Water Service Company
By: Jeffrey Perkins, Vice President             By: Gerald F. Feeney,
                                                    Vice President, CFO and
                                                         Treasurer

Address where notices to the Bank are to be sent:   Address for Notices:

San Jose Commercial Banking Office #01487
101 Park Center Plaza                                    P.O. Box 1150
San Jose, CA 95113                                       San Jose, CA 95108


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